Exhibit 99.1

News Release

Sunoco, Inc.

1818 Market Street, Suite 1500

Philadelphia, PA 19103

For further information contact:	For release: IMMEDIATELY
Thomas Golembeski (media) 215-977-6298
Clare McGrory (investors) 215-977-6764

No. 12-11

SUNOCO REPORTS FIRST QUARTER 2011 RESULTS

PHILADELPHIA, May 5, 2011 — Sunoco, Inc. (NYSE: SUN) today reported a net loss attributable to Sunoco shareholders of $101 million ($0.84 per share diluted) for the first quarter of 2011 versus a net loss attributable to Sunoco shareholders of $63 million ($0.53 per share diluted) for the first quarter of 2010. Excluding special items, Sunoco had a loss of $122 million ($1.01 per share diluted) for the first quarter of 2011 versus first quarter 2010 income of $17 million ($0.14 per share diluted). Key first quarter details include:

•	Retail and Logistics contributed pretax income of $43 million

•	SunCoke Energy earned pretax income of $9 million and acquired Harold Keene Coal Co., Inc. and its related assets, increasing the Company’s coal reserves

•	Refining and Supply reported a pretax loss of $138 million

•	Completed the sale of the Toledo refinery and related crude oil and refined product inventory

•

Special items include a $15 million pretax net gain from the sale of the Toledo refinery and related inventory to PBF and a $42 million pretax gain resulting from the reduction of crude oil and refined product inventories at the Toledo refinery prior to its sale

“The sharp rise in crude oil prices created very challenging market conditions in the first quarter which, along with some significant operational reliability issues at two of our refineries, negatively impacted earnings. We have been aggressively focused on addressing the reliability issues,” said Lynn L. Elsenhans, Sunoco’s Chairman and Chief Executive Officer. “During the first quarter, we continued to make progress on growing our retail and logistics businesses and separating SunCoke Energy from Sunoco. We finished the quarter with approximately $1.5 billion in cash, which gives us strategic flexibility to further pursue our growth plans.”

Commenting on the coke business, Elsenhans said, “The recent filing of SunCoke’s registration statement with the Securities and Exchange Commission represents an important step in the separation process. We also have an exceptional and experienced management team in place and we expect to complete the relocation of SunCoke’s corporate headquarters to the Chicago area in May. Establishing SunCoke as an independent company remains a priority.”

DETAILS OF FIRST QUARTER RESULTS

FUELS BUSINESS RESULTS

Refining and Supply

Refining and Supply had a pretax loss of $138 million in the current quarter versus a loss of $70 million in the first quarter of 2010. The $68 million decrease in results was primarily due to lower realized margins and production volumes. The overall crude utilization rate was 74 percent for the quarter, down from 85 percent in the fourth quarter of 2010. Production volumes were negatively affected by significant unplanned maintenance activities at the Philadelphia and Marcus Hook refineries during the first quarter of 2011.

Retail Marketing

Retail Marketing earned $12 million pretax in the current quarter versus $34 million in the first quarter of 2010. The decrease in earnings was primarily due to lower average retail gasoline margins largely driven by the inability to fully pass-through wholesale price increases caused by the run up in crude prices.

Logistics

Logistics earned $31 million pretax in the first quarter of 2011 versus $27 million in the first quarter of 2010. The improvement in results was primarily due to higher lease acquisition results and earnings attributable to recent acquisitions and organic growth projects.

Chemicals - Continuing Operations

Chemicals had a pretax loss of $9 million in the first quarter of 2011 versus income of $5 million in the first quarter of 2010. The decrease in results was primarily attributable to the unplanned refinery downtime at the Company’s Philadelphia refinery which limited supply of cumene to the Frankford phenol facility, raising feedstock costs and reducing production.

Chemicals - Discontinued Polypropylene Operations

Discontinued polypropylene operations, which were divested on March 31, 2010, had pretax income of $33 million in the first quarter of 2010.

COKE BUSINESS RESULTS

Coke earned $9 million pretax in the first quarter of 2011 versus $51 million in the first quarter of 2010. The decrease in earnings was attributable to lower coke sales revenues as a result of the Jewell contract restructuring with ArcelorMittal in January 2011 and a $25 million decline in results at the Indiana Harbor cokemaking facility due to lower coal-to-coke yields, higher maintenance expenses and the recognition of a $13 million contract loss in connection with agreements to purchase coke from third-parties to cover the projected 2011 production shortfall.

OTHER

Corporate administrative expenses were $22 million pretax in the first quarter of 2011 versus $23 million in the first quarter of 2010.

Net financing expenses and other were $24 million pretax in the first quarter of 2011 compared to $28 million in the first quarter of 2010. The decrease was primarily driven by higher interest income and capitalized interest, partially offset by higher interest expense.

INCOME TAXES

Excluding the impact of special items, the effective tax rates on pretax income attributable to Sunoco, Inc. shareholders for the first quarter of 2011 and 2010 were 13 and 41 percent, respectively. The effective tax rates for each quarter were determined based upon the expected full year tax rates at the end of each quarter. The reduction in the effective rate in 2011 is largely attributable to the estimated impact of nonconventional fuel tax credits and higher coal depletion deductions combined with lower expected pretax earnings.

SPECIAL ITEMS

During the first quarter of 2011, Sunoco recognized a $15 million gain ($4 million after tax) related to the divestment of the Toledo refinery and related inventory; recognized a $42 million gain ($26 million after tax) resulting from the reduction of crude oil and refined product inventories at the Toledo refinery prior to its divestment; recorded a $6 million provision ($4 million after tax) primarily for pension settlement losses in connection with business improvement initiatives; and recorded a $5 million increase to deferred income taxes in part due to apportionment changes as a result of the sale of the Toledo refinery. The total net impact of special items during the first quarter of 2011 was a pretax gain of $51 million ($21 million after tax).

During the first quarter of 2010, Sunoco recorded a $169 million loss ($44 million after tax) related to the divestment of the discontinued polypropylene operations; recorded a $33 million provision ($20 million after tax) primarily related to contract losses in connection with excess barge capacity resulting from the permanent shutdown of the Eagle Point refinery during 2009; recorded a $12 million provision ($7 million after tax) primarily for pension settlement losses in connection with business improvement initiatives; and recorded a $9 million increase in deferred state income taxes attributable to the transfer of assets related to its continuing phenol chemicals operations to a different legal entity subsequent to the sale of the stock of the discontinued polypropylene business. The total net impact of special items during the first quarter of 2010 was a pretax loss of $214 million ($80 million after tax).

Sunoco is a leading transportation fuel provider, with operations located primarily in the East Coast and Midwest regions of the United States. The Company sells transportation fuels through more than 4,900 branded retail locations in 23 states. APlus convenience stores are operated by the Company or independent dealers in more than 600 retail locations. The retail network in the Northeast is principally supplied by Sunoco-owned refineries with a combined crude oil processing capacity of 505,000 barrels per day. Sunoco is also the General Partner and has a 31-percent interest in Sunoco Logistics Partners, L.P., a publicly traded master limited partnership which owns and operates 7,600 miles of refined product and crude oil pipelines and approximately 40 active product terminals. Through SunCoke Energy, Sunoco makes high-quality metallurgical-grade coke for major steel manufacturers. The Company’s facilities in the U.S. have the capacity to manufacture approximately 3.7 million tons of metallurgical-grade coke annually. Sunoco also is the operator of, and has an equity interest in, a 1.7 million tons-per-year cokemaking facility in Vitória, Brazil.

Anyone interested in obtaining further insights into the first quarter’s results can monitor the Company’s quarterly teleconference call, which is scheduled for 5:30 p.m. ET on May 5, 2011. It can be accessed through Sunoco’s website - www.SunocoInc.com. It is suggested that you visit the site prior to the teleconference to ensure that you have downloaded any necessary software.

Those statements made in this release that are not historical facts are forward-looking statements intended to be covered by the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based upon assumptions by the Company concerning future conditions, any or all of which ultimately may prove to be inaccurate, and upon the current knowledge, beliefs and expectations of Company management. These forward-looking statements are not guarantees of future performance. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of the Company) that could cause actual results to differ materially from those discussed in this release.

Such risks and uncertainties include economic, business, competitive and/or regulatory factors affecting the Company’s business, as well as uncertainties related to the outcomes of pending or future litigation, legislation, or regulatory actions. Among such risks are: changes in crude oil or natural gas prices, refining, marketing and chemicals margins, or other market conditions affecting the oil and gas industry; higher-than-expected costs of, or delays in, planned development or completion of repair projects, capital projects, acquisitions, or dispositions;

operational interruptions, unforeseen technical difficulties and/or changes in technical or operating conditions; general domestic and international economic and political conditions, wars and acts of terrorism or sabotage; the outcome of commercial negotiations; the actions of competitors or regulators; the competitiveness of alternate-energy sources or product substitutes; technological developments; liability resulting from pending or future litigation; significant investment or product changes and/or liability for remedial actions or assessments under existing or future environmental regulations; gains and losses related to the acquisition, disposition or impairment of assets; recapitalizations; access to, or significantly higher costs of, capital; the effects of changes in accounting rules applicable to the Company; and changes in tax, environmental and other laws and regulations applicable to the Company’s businesses. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company has included in its Annual Report on Form 10-K for the year ended December 31, 2010 and in its subsequent Form 10-Q and Form 8-K filings, cautionary language identifying other important factors (though not necessarily all such factors) that could cause future outcomes to differ materially from those set forth in the forward-looking statements. For more information concerning these factors, see the Company’s Securities and Exchange Commission filings, available on the Company’s website at www.SunocoInc.com.

SUNOCO, INC.

2011 FIRST QUARTER FINANCIAL SUMMARY

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

First Quarter	2011	2010
Revenues	$10,638	$8,192

Net loss	$(80)	$(38)
Less: Net income attributable to noncontrolling interests	21	25

Net loss attributable to Sunoco, Inc. shareholders	$(101)	$(63)

Net loss attributable to Sunoco, Inc. shareholders per share of common stock:
Basic	$(0.84)	$(0.53)
Diluted*	$(0.84)	$(0.53)
Weighted-average number of shares outstanding (in millions):
Basic	120.9	118.8
Diluted*	120.9	118.8

*	Since the assumed issuance of common stock incentive awards would not have been dilutive, the diluted per share amounts are equal to the basic per share amounts.

SUNOCO, INC.

EARNINGS PROFILE OF SUNOCO BUSINESSES

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	For the Three Months Ended
	March 31,		December 31,
	2011	2010	2010
Refining and Supply	$(138)	$(70)	$(17)
Retail Marketing	12	34	1
Logistics	31	27	35
Chemicals:
Continuing operations	(9)	5	6
Discontinued operations	—	33	—
Coke	9	51	25
Corporate and Other:
Corporate expenses	(22)	(23)	(27)
Net financing expenses and other	(24)	(28)	(27)

Pretax income (loss) attributable to Sunoco, Inc. shareholders before special items	(141)	29	(4)
Income tax expense (benefit) attributable to Sunoco, Inc. shareholders	(19)	12	(17)

Income (loss) attributable to Sunoco, Inc. shareholders before special items	(122)	17	13

Special items:
Continuing operations	51	(45)	123
Discontinued operations	—	(169)	—

Pretax income (loss) from special items	51	(214)	123
Income tax expense (benefit)	30	(134)	49

Income (loss) from special items	21	(80)	74

Net income (loss) attributable to Sunoco, Inc. shareholders	$(101)	$(63)	$87

Earnings (loss) per share of common stock (diluted):
Income (loss) attributable to Sunoco, Inc. shareholders before special items	$(1.01)	$0.14	$0.11
Income (loss) from special items	0.17	(0.67)	0.61

Net income (loss) attributable to Sunoco, Inc. shareholders	$(0.84)	$(0.53)	$0.72

SUNOCO, INC.

FINANCIAL AND OPERATING STATISTICS

(Unaudited)

	For the Three Months Ended
	March 31,		December 31,
	2011	2010	2010
REFINING AND SUPPLY
Pretax Loss (Millions of Dollars)	$(138)	$(70)	$(17)
Realized Wholesale Margin* (Per Barrel of Production Available for Sale)	$3.14	$4.08	$4.77
Market Benchmark** (Per Barrel)	$6.71	$5.67	$6.11
Crude Inputs as Percent of Crude Unit Rated Capacity***	74	79	85
Throughputs (Thousands of Barrels Daily):
Crude Oil	459.7	533.3	571.8
Other Feedstocks	54.9	58.9	64.5

Total Throughputs	514.6	592.2	636.3

Products Manufactured (Thousands of Barrels Daily):
Gasoline	265.4	306.3	339.9
Middle Distillates	183.6	202.4	225.1
Residual Fuel	23.7	34.8	28.7
Petrochemicals	16.3	23.7	23.3
Other	47.8	51.8	48.1

Total Production	536.8	619.0	665.1
Less: Production Used as Fuel in Refinery Operations	24.4	28.5	31.2

Total Production Available for Sale	512.4	590.5	633.9

*	Wholesale sales revenue less related cost of crude oil, other feedstocks, product purchases and terminalling and transportation divided by production available for sale.
**	Represents a weighted-average refinery benchmark margin comprised of a 6-3-2-1 Value-Added Benchmark relating to the Northeast refining operations (80% weight) and a 4-3-1 Benchmark relating to the Toledo refinery (20% weight). For the three months ended March 31, 2011, the weighted-average refinery benchmark margin reflects only the 6-3-2-1 Value-Added Benchmark for the month of March as a result of the sale of the Toledo refinery on March 1, 2011.
***	Reflects the impact of a 170 thousand barrels-per-day reduction in crude unit capacity resulting from the sale of the Toledo refinery effective March 1, 2011.

SUNOCO, INC.

FINANCIAL AND OPERATING STATISTICS

(Unaudited)

	For the Three Months Ended
	March 31,		December 31,
	2011	2010	2010
RETAIL MARKETING
Pretax Income (Millions of Dollars)	$12	$34	$1
Retail Margin* (Per Barrel):
Gasoline	$2.90	$3.74	$2.79
Middle Distillates	$2.97	$3.35	$2.37
Sales (Thousands of Barrels Daily):
Gasoline	287.2	271.4	302.9
Middle Distillates	25.8	24.2	28.5

	313.0	295.6	331.4

Total Retail Gasoline Outlets, End of Period	4,926	4,713	4,921
Gasoline and Diesel Throughput per Company-Owned Outlet (MGal/Site/Month)	150	147	161
Convenience Stores:
Total Stores, End of Period	603	576	602
Merchandise Sales (M$/Store/Month)	$85	$87	$92
Merchandise Margin (Company Operated) (% of Sales)	27%	26%	27%

*	Retail sales price less related wholesale price and terminalling and transportation costs per barrel. The retail sales price is the weighted-average price received through the various branded marketing distribution channels.

	For the Three Months Ended
	March 31,		December 31,
	2011	2010	2010
LOGISTICS
Pretax Income (Millions of Dollars)	$31	$27	$35
Pipeline and Terminal Throughputs (Thousands of Barrels Daily)*
Unaffiliated Customers	2,291	1,738	2,309
Affiliated Customer	1,175	1,238	1,385

	3,466	2,976	3,694

*	Excludes joint-venture operations which are not consolidated.

	3,466	3,466	3,466
	For the Three Months Ended
	March 31,		December 31,
	2011	2010*	2010
CHEMICALS
Pretax Income (Loss) (Millions of Dollars)	$(9)	$5	$6
Margin** (Cents per Pound)	7.4	9.9	9.1
Sales (Millions of Pounds)	470	449	582

*	Consists of the phenol and related products operations but excludes amounts attributable to the polypropylene chemicals business, which was sold to Braskem S.A. on March 31, 2010.
**	Wholesale sales revenue less cost of feedstocks, product purchases and related terminalling and transportation divided by sales volumes.

SUNOCO, INC.

FINANCIAL AND OPERATING STATISTICS

(Unaudited)

	For the Three Months Ended
	March 31,		December 31,
	2011	2010	2010
COKE
Pretax Income (Millions of Dollars)	$9	$51	$25
Coke Production (Thousands of Tons):
United States	861	841	916
Brazil	331	413	370

	For the Three Months Ended
	March 31,		December 31,
	2011	2010	2010
CAPITAL PROGRAM (Millions of Dollars)
Refining and Supply	$36	$109	$52
Retail Marketing	18	7	68
Logistics	28	27	69
Chemicals:
Continuing operations	5	5	5
Discontinued operations	—	3	—
Coke*	99	10	83

	$186	$161	$277

*	Includes cash consideration of $36 million paid in the first quarter of 2011 related to the acquisition of a coal business.

	For the Three Months Ended
	March 31,		December 31,
	2011	2010*	2010
DEPRECIATION, DEPLETION AND AMORTIZATION (Millions of Dollars)
Refining and Supply	$52	$62	$64
Retail Marketing	22	20	28
Logistics	18	14	20
Chemicals	7	7	6
Coke	13	11	12

	$112	$114	$130

*	Excludes amounts attributable to the polypropylene chemicals business which was sold to Braskem S.A. on March 31, 2010 and, as a result, has been classified as discontinued operations in the Company’s consolidated statements of operations.

SUNOCO, INC.

EARNINGS PROFILE OF SUNOCO BUSINESSES

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	2010
	1st	2nd	3rd	4th	Total
Refining and Supply	$(70)	$138	$(70)	$(17)	$(19)
Retail Marketing	34	73	68	1	176
Logistics	27	30	40	35	132
Chemicals:
Continuing operations	5	7	5	6	23
Discontinued operations	33	—	—	—	33
Coke	51	56	44	25	176
Corporate and Other:
Corporate expenses	(23)	(30)	(28)	(27)	(108)
Net financing expenses and other	(28)	(27)	(28)	(27)	(110)

Pretax income (loss) attributable to Sunoco, Inc. shareholders before special items	29	247	31	(4)	303
Income tax expense (benefit) attributable to Sunoco, Inc. shareholders	12	89	4	(17)	88

Income attributable to Sunoco, Inc. shareholders before special items	17	158	27	13	215

Special items:
Continuing operations	(45)	(22)	62	123	118
Discontinued operations*	(169)	—	—	—	(169)

Pretax income (loss) from special items	(214)	(22)	62	123	(51)
Income tax expense (benefit)	(134)	(9)	24	49	(70)

Income (loss) from special items	(80)	(13)	38	74	19

Net income (loss) attributable to Sunoco, Inc. shareholders	$(63)	$145	$65	$87	$234

Earnings (loss) per share of common stock (diluted):
Income attributable to Sunoco, Inc. shareholders before special items	$0.14	$1.31	$0.22	$0.11	$1.79
Income (loss) from special items	(0.67)	(0.11)	0.32	0.61	0.16

Net income (loss) attributable to Sunoco, Inc. shareholders	$(0.53)	$1.20	$0.54	$0.72	$1.95

*	Represents a loss recognized in connection with the divestment of the polypropylene chemicals business.

SUNOCO INC.

EARNINGS PROFILE OF SUNOCO BUSINESSES

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

2011
First Quarter
Refining and Supply	$(138)
Retail Marketing	12
Logistics	31
Chemicals:
Continuing operations	(9)
Discontinued operations	—
Coke	9
Corporate and Other:
Corporate expenses	(22)
Net financing expenses and other	(24)

Pretax loss attributable to Sunoco, Inc. shareholders before special items	(141)
Income tax benefit attributable to Sunoco, Inc. shareholders	(19)

Loss attributable to Sunoco, Inc. shareholders before special items	(122)

Special items	51
Income tax expense	30

Income from special items	21

Net loss attributable to Sunoco, Inc. shareholders	$(101)

Earnings (loss) per share of common stock (diluted):
Loss attributable to Sunoco, Inc. shareholders before special items	$(1.01)
Income from special items	0.17

Net loss attributable to Sunoco, Inc. shareholders	$(0.84)

SUNOCO, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Millions of Dollars)

(Unaudited)

	2010
	1st	2nd	3rd	4th	Total
Revenues
Sales and other operating revenue (including consumer excise taxes)	$8,166	$9,572	$9,319	$10,207	$37,264
Interest income	—	1	3	1	5
Gain on remeasurement of pipeline equity interests	—	—	128	—	128
Other income, net	26	13	29	24	92

	8,192	9,586	9,479	10,232	37,489

Costs and Expenses
Cost of products sold and operating expenses	7,311	8,350	8,300	9,071	33,032
Consumer excise taxes	530	608	617	594	2,349
Selling, general and administrative expenses	146	167	159	182	654
Depreciation, depletion and amortization	114	122	128	130	494
Payroll, property and other taxes	34	24	37	21	116
Provision for asset write-downs and other matters	45	22	(3)	45	109
Interest cost and debt expense	39	40	43	42	164
Interest capitalized	(3)	(3)	(4)	(5)	(15)

	8,216	9,330	9,277	10,080	36,903

Income (loss) from continuing operations before income tax expense (benefit)	(24)	256	202	152	586
Income tax expense (benefit)	(9)	80	30	34	135

Income (loss) from continuing operations	(15)	176	172	118	451
Loss from discontinued operations	(23)	—	—	—	(23)

Net income (loss)	(38)	176	172	118	428
Less: Net income attributable to noncontrolling interests	25	31	107	31	194

Net income (loss) attributable to Sunoco, Inc. shareholders	$(63)	$145	$65	$87	$234

SUNOCO, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Millions of Dollars)

(Unaudited)

2011
First Quarter
Revenues
Sales and other operating revenue (including consumer excise taxes)	$10,609
Interest income	4
Other income, net	25

10,638

Costs and Expenses
Cost of products sold and operating expenses	9,819
Consumer excise taxes	548
Selling, general and administrative expenses	145
Depreciation, depletion and amortization	112
Payroll, property and other taxes	37
Provision for asset write-downs and other matters	6
Interest cost and debt expense	43
Interest capitalized	(6)

10,704

Loss before income tax expense	(66)
Income tax expense	14

Net loss	(80)
Less: Net income attributable to noncontrolling interests	21

Net loss attributable to Sunoco, Inc. shareholders	$(101)

SUNOCO, INC.

CONSOLIDATED BALANCE SHEETS

(Millions of Dollars)

(Unaudited)

	At March 31,	At December 31,
	2011	2010
Assets
Cash and cash equivalents	$1,480	$1,485
Accounts and notes receivable, net	2,875	2,679
Note receivable from sale of Toledo refinery	285	—
Inventories	1,165	404
Deferred income taxes	74	129
Toledo refinery and related assets held for sale	—	1,029

Total current assets	5,879	5,726

Investments and long term receivables	163	160
Note receivable from sale of Toledo refinery	200	—
Properties, plants and equipment, net	7,148	7,055
Deferred charges and other assets	396	356

Total assets	$13,786	$13,297

Liabilities and Equity
Accounts payable and accrued liabilities	$5,023	$4,466
Short-term borrowings	115	115
Current portion of long-term debt	205	178
Taxes payable	317	170

Total current liabilities	5,660	4,929

Long-term debt	2,152	2,136
Retirement benefit liabilities	483	481
Deferred income taxes	1,226	1,390
Other deferred credits and liabilities	571	562

Total liabilities	10,092	9,498

Equity
Sunoco, Inc. shareholders’ equity	2,950	3,046
Noncontrolling interests	744	753

Total equity	3,694	3,799

Total liabilities and equity	$13,786	$13,297

SUNOCO, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Millions of Dollars)

(Unaudited)

	For the Three Months Ended
	March 31,
	2011	2010
Cash Flows from Operating Activities:
Net loss	$(80)	$(38)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Loss on divestment of discontinued polypropylene operations	—	169
Provision for asset write-downs and other matters	6	45
Depreciation, depletion and amortization	112	117
Deferred income tax benefit	(133)	(48)
Payments less than (in excess of) expense for retirement plans*	3	(134)
Changes in working capital pertaining to operating activities:
Accounts and notes receivable	(200)	(11)
Inventories	(743)	(248)
Accounts payable and accrued liabilities	559	341
Income tax refund receivable and taxes payable	149	319
Other	(41)	(11)

Net cash provided by (used in) operating activities	(368)	501

Cash Flows from Investing Activities:
Capital expenditures	(150)	(161)
Acquisitions	(36)	—
Proceeds from divestments**:
Toledo refinery and related inventory	546	—
Other divestments	6	8
Other	(6)	—

Net cash provided by (used in) investing activities	360	(153)

Cash Flows from Financing Activities:
Net repayments of short-term borrowings	—	(282)
Net proceeds from issuance of long-term debt	70	571
Repayments of long-term debt	(23)	(303)
Net proceeds from sale of Sunoco Logistics Partners L.P. limited partnership units	—	145
Cash distributions to noncontrolling interests	(30)	(27)
Cash dividend payments	(18)	(18)
Other	4	1

Net cash provided by financing activities	3	87

Net increase (decrease) in cash and cash equivalents	(5)	435
Cash and cash equivalents at beginning of period	1,485	377

Cash and cash equivalents at end of period	$1,480	$812

*	Payments for the three months ended March 31, 2010 exclude 3.59 million shares of Sunoco common stock valued at $90 million that were contributed to the Company’s defined benefit plans in February 2010.
**	Proceeds from divestments for the three months ended March 31, 2010 exclude $348 million from the sale of the Company’s polypropylene operations which was received on April 1, 2010.